EXHIBIT 99.1

NEWS RELEASE

For Immediate Release
Release Date: February 19, 2015

Jon Fosheim, Co-Founder of Green Street Advisors and Former CEO of Oak Hill REIT Management,
Joins Associated Estates Board as New Independent Director

Company Reiterates Commitment to Strong Corporate Governance

Mr. Fosheim to Join Finance and Planning Committee of the Board, Replacing Jeffrey I. Friedman;
Committee Now Comprised Entirely of Independent Directors

Albert T. Adams to Retire from Board After 19 Years of Service

CLEVELAND, February 19, 2015 -- Associated Estates Realty Corporation (NYSE, NASDAQ: AEC) today announced that Jon A. Fosheim has been appointed to the Company’s Board of Directors, effective immediately.

Mr. Fosheim is a real estate industry veteran with a proven record of leadership, and brings significant real estate investment, financial and strategic planning experience to the Associated Estates Board. A seasoned and well-known executive in the REIT industry, Mr. Fosheim was a Principal and Co-founder of Green Street Advisors and also previously served as Chief Executive Officer of Oak Hill REIT Management, a Newport Beach, California-based investment firm that specializes in REIT investments.

Mr. Fosheim was also appointed as a member of the Finance and Planning Committee of the Associated Estates Board and will be involved in the thorough review of the Company’s assets, operations and business strategy being undertaken in conjunction with Citigroup Global Markets Inc. Following Mr. Fosheim’s appointment, Jeffrey I. Friedman, the Company’s Chairman and Chief Executive Officer, will step down as a member of the Board’s Finance and Planning Committee, which will now be comprised entirely of independent directors.

Mr. Fosheim’s appointment follows the addition of Douglas Crocker II as a new independent director in December 2014. The Board remains committed to identifying an additional independent director to join the Associated Estates Board in 2015. Shareholders will be asked to approve the expansion of the Board of Directors to eight members at the upcoming Annual Meeting, such that the additional independent director can be added concurrent with or after the Annual Meeting.

Mr. Friedman, Chairman and Chief Executive Officer, said, “We are extremely pleased to welcome Jon to the Associated Estates Board of Directors. Jon’s extensive experience in the REIT industry and demonstrated leadership capabilities bring additional breadth to our Board, and his skillset complements the initiatives we have underway to further optimize our portfolio and continue to drive additional shareholder value. The Board looks forward to working with Jon, and believes that his addition is in the best interests of the Company and all its shareholders and will create an even stronger and more experienced Board and Company.”

James A. Schoff, Chairman of the Nominating and Corporate Governance Committee of the Associated Estates Board, commented, “As an accomplished REIT industry veteran, Jon is an ideal addition to our Board of Directors. I know I speak for the rest of the Board when I say that I am truly excited to welcome Jon and look forward to adding his fresh perspectives to our Board.”

Mr. Fosheim said, “Associated Estates has an impressive portfolio of diversified properties and a strong development team with an exciting opportunity to deliver value to its investors. I look forward to working together with the entire Board and management team and talking directly to the Company’s shareholders about how we can further strengthen the Company and deliver superior value to shareholders.”

Associated Estates also announced that Albert T. Adams has retired from the Board, effective immediately, facilitating the immediate appointment of Mr. Fosheim.

Mr. Friedman added, “On behalf of the Board of Directors and all our shareholders, I want to express our sincere thanks to Al for his many contributions and 19 years of dedicated service to Associated Estates shareholders. We all wish him the best.”

Demonstrated Commitment to Reaching a Mutually Agreeable Settlement with Land and Buildings

The Company also noted that on February 11, 2015, it sent a private letter to Land and Buildings proposing that the Associated Estates Board would expand to nine members to include two of the Land and Buildings nominees. This proposal would have resulted in a substantially reconstituted Associated Estates Board with four newly appointed, independent directors – two directors nominated by Land and Buildings as well as Messrs. Crocker and Fosheim. Unfortunately, that settlement proposal was rejected by Land and Buildings, which insisted on a fifth new director notwithstanding its ownership of approximately 2.2%1, that it had held for less than one year.

Termination of Shareholder Rights Plan

Associated Estates previously announced that its Board of Directors has approved the redemption of the Company’s shareholder rights plan. Consistent with such approval, the Company has executed an amendment that will effectively eliminate the shareholder rights plan. A copy of the amendment will be filed on a Form 8-K with the Securities and Exchange Commission (“SEC”).

Mr. Friedman concluded, “Our Board is responsive to shareholders and took action to terminate the shareholder rights plan after considering shareholder feedback. As we have in the past, the Board will continue to make appropriate and informed decisions about what is best for the Company and all of its stakeholders."

Ongoing Commitment to Outstanding Corporate Governance

In reiterating its commitment to best practices in corporate governance, Associated Estates notes the following:

•
The Board and management team will continue to act in the best interests of its shareholders, and has already taken proactive steps to expand and bring additional expertise to the Board. In addition to today’s appointment of Mr. Fosheim as a new independent director, the Board previously announced the appointment of Mr. Crocker, a proven leader with significant REIT industry experience spanning a 40 year career, including positions as Vice Chairman and CEO of Equity Residential. The Board remains committed to identifying an additional independent director to join the Associated Estates Board in 2015.

•
Associated Estates has continuously demonstrated a responsiveness and willingness to act on value-enhancing feedback from shareholders. The Board regularly reviews and analyzes its corporate governance framework, as evidenced by the Company's current policies and recent enhancements already implemented, including eliminating the Executive Committee of the Board, eliminating the shareholder rights plan, and seeking shareholder approval at the 2015 Annual Meeting to eliminate the Company’s current 4% share ownership limit. These changes are all designed to increase transparency, accountability and provide the best governance structure. The Company noted that independent members of its Board of Directors, including its newest members Messrs. Crocker and Fosheim, look forward to meeting with shareholders in the weeks and months ahead.

_______________________
1 Land and Buildings Form 13F as filed with the Securities and Exchange Commission on February 17, 2015.

•
Associated Estates continues to welcome any input from shareholders that may further enhance the value of the Company. As part of this commitment, the Company has commenced its recently announced business review. The Finance and Planning Committee of the Board, comprised entirely of independent directors and further strengthened with the additions of Messrs. Crocker and Fosheim, is working with its financial advisor to review the Company’s assets, operations and business. Associated Estates intends to report back to shareholders following the outcome of the business review, which is expected to be completed by no later than the 2015 Annual Meeting. The Company will continue to develop and refine its business plan with a singular focus on maximizing value for all Associated Estates shareholders.

Citigroup Global Markets Inc. is serving as financial advisor to Associated Estates, and Wachtell, Lipton, Rosen & Katz and Jones Day are serving as legal advisors.

About Jon A. Fosheim

Jon A. Fosheim previously served as Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 to 2011. Oak Hill REIT Management was an investment firm that specializes in REIT investments for private equity firms, hedge funds, high-yield and distressed bond funds, public equity funds and real estate funds. From 1985 until 2005, Mr. Fosheim also served as Principal and Co-founder of Green Street Advisors, an industry leader in real estate and REIT research for investors looking to execute public and private real estate capital allocation decisions. Prior to that, Mr. Fosheim worked in institutional sales at Bear Stearns & Co. and worked in the tax department at Touche Ross and Co., currently known as Deloitte LLP. Mr. Fosheim earned his Bachelor of Arts Degree, Masters in Business Administration, and Juris Doctorate in Law, all from the University of South Dakota. Mr. Fosheim is also a member of the Board of Directors of Apple Hospitality REIT as of January 2015, one of the largest hospitality REITs in the U.S. with 191 hotels that contain 23,000 guestrooms. He currently serves on the Audit and Governance Committees of the Apple Hospitality REIT Board.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
AEC@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

About Associated Estates

Associated Estates is a real estate investment trust and a member of the S&P 600, Russell 2000, and MSCI US REIT Indices. The Company is headquartered in Richmond Heights, Ohio. Associated Estates' portfolio consists of 57 apartment communities containing 15,206 units located in 10 states, which include three committed acquisitions with 1,026 units that are being managed during lease-up and five apartment communities with 1,446 units in various stages of active development. For more information about the Company, please visit its website at AssociatedEstates.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions, as well as current expectations, estimates, projections, judgments and knowledge of management, all of which are subject to risks, trends and uncertainties that could cause actual results to vary from those projected. Factors which may cause the Company's actual results or performance to differ materially from those contemplated by forward-looking statements include, without limitation, those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and in other filings with the U.S. Securities and Exchange Commission (the "SEC"), and the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned by the Company; competition from other available multifamily units, single family units available for rental or purchase, and changes in market rental rates; the failure of development projects or redevelopment activities to achieve expected results due to, among other causes, construction and contracting risks, unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; losses resulting from property damage or personal injury that are not insured; results of litigation involving the Company; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence the Company to take particular actions favored by the activist or gain representation on the Company’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; and risks associated with property acquisitions and dispositions, such as failure to achieve expected results. In regard to the business review the Company is undertaking, there will be no updates until the review is complete and there is no set timeframe for completion. Readers should carefully review the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the other documents the Company files from time to time with the SEC. These forward-looking statements reflect management's judgment as of this date, and the Company assumes no obligation to revise or update them to reflect future developments or circumstances.

Important Additional Information

Associated Estates, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Associated Estates shareholders in connection with the matters to be considered at Associated Estates' 2015 Annual Meeting. Associated Estates intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from Associated Estates shareholders. ASSOCIATED ESTATES SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Associated Estates' directors and executive officers in Associated Estates shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Associated Estates' 2015 Annual Meeting. Information can also be found in Associated Estates' Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the SEC on Feb. 18, 2015. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Associated Estates with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Associated Estates' website at www.associatedestates.com or by contacting Jeremy Goldberg, Vice President of Corporate Finance and Investor Relations at (216) 797-8715.

# # #

For more information, please contact:

Company Contact
Jeremy Goldberg
(216) 797-8715

Investor Contact
Dan Burch
MacKenzie Partners
(212) 929-5500

Media Contact
Andrew Siegel and Jonathan Keehner
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449